UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 30, 2013

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On December 3, 2013, Polycom announced that its Board of Directors (the “Board”) had appointed Peter Leav as President and Chief Executive Officer of Polycom, effective December 2, 2013. The Board also appointed Mr. Leav to serve as a director of the Company, effective December 2, 2013.

Mr. Leav, 42, served as Executive Vice President and President, Industry and Field Operations of NCR Corporation, a global technology company, from June 2012 to November 2013. Mr. Leav served as Executive Vice President, Global Sales, Professional Services and Consumables of NCR from November 2011 to June 2012, and as Senior Vice President, Worldwide Sales of NCR from January 2009 to October 2011. Prior to joining NCR, he served as Corporate Vice President and General Manager of Motorola, Inc., a provider of mobility products and solutions across broadband and wireless networks, from November 2008 to January 2009, and as Vice President and General Manager for Motorola from December 2007 to November 2008. Prior to this position, Mr. Leav was Vice President of Sales for Motorola from December 2006 to December 2007. From November 2004 to December 2006, Mr. Leav was Director of Sales for Symbol Technologies, Inc., an information technology company. Prior to this position, Mr. Leav was Regional Sales Manager at Cisco Systems, Inc., a manufacturer of communications and information technology networking products, from July 2000 to November 2004. Mr. Leav is a graduate of Lehigh University.

Pursuant to an employment offer letter, Mr. Leav will receive the following:

•	A base salary of $700,000 per year;

•	A signing bonus of $2,000,000 (subject to a claw back as to the full amount during the first year of his employment and as to one-half of the amount during the second year of his employment, under certain conditions);

•	Participation in Polycom’s management bonus plan at a target bonus opportunity of 125% of annual base salary beginning in 2014;

•	An equity award of 350,000 restricted stock units, 50% of which shall vest on the one year anniversary of Mr. Leav’s start date and 25% of which shall vest on each of the two and three year anniversaries of Mr. Leav’s start date (subject to continued employment);

•	An equity award of 350,000 target performance shares, with the maximum payout opportunity under such award being one hundred fifty percent (150%) of the target number of shares subject thereto and performance goals and continued employment requirements as determined by the Board of Directors in its sole discretion;

•	Eligibility to receive severance benefits as a participant in the Company’s Executive Severance Plan (the “Severance Plan”);

•	Eligibility to receive severance benefits in connection with a change of control of Polycom pursuant to the Company’s executive Change of Control Severance Agreement (the “COC Severance Agreement”);

•	Relocation benefits (subject to a claw back as to the full amount of the benefits during the first year of employment under certain conditions); and

•	Eligibility to participate in Polycom’s benefit programs available to Polycom executive officers.

Under the Severance Plan, if other than during the 12-month period following Polycom’s change of control (as defined in the Severance Plan) but while Mr. Leav is Polycom’s Chief Executive Officer, his employment is terminated by Polycom without cause (as defined in the Severance Plan) and other than due to death or disability (as defined in the Severance Plan) or if Mr. Leav resigns for good reason (as defined in his employment offer letter), then Mr. Leav will be entitled to a lump sum cash payment equal to the sum of 18 months of his base salary, 1.5 times his target bonus and the cost of premiums for 18 months of continued medical coverage, and accelerated vesting of his then-outstanding time-based equity awards to the extent the awards otherwise would have vested had he remained employed with Polycom for an additional 18 months. The severance benefits under the Severance Plan are subject to Mr. Leav agreeing to a release of claims in favor of Polycom, non-solicitation, nondisparagement, and other conditions set forth in the Severance Plan.

Under the COC Severance Agreement, if during the 12-month period following Polycom’s change of control (as defined in the Severance Agreement), Mr. Leav’s employment is terminated due to his death or disability (as defined in the Severance Agreement), or by Polycom other than for cause (as defined in the Severance Agreement) or Mr. Leav resigns for good reason (as defined in the Severance Agreement), then Mr. Leav will be entitled to a lump sum cash payment equal to the sum of 2 times his base salary, 2 times his target bonus and the cost of premiums for 24 months of continued medical coverage, and full accelerated vesting of his then-outstanding equity awards, with any performance goals considered achieved at the target levels. The severance benefits under the Severance Agreement are subject to Mr. Leav agreeing to a release of claims in favor of Polycom and other conditions set forth in the Severance Agreement.

The employment offer letter also provides for a non-solicitation in favor of Polycom for a 12-month period following Mr. Leav’s employment termination and nondisparagement obligations in favor of Polycom.

There are no family relationships between Mr. Leav and any director or executive officer of Polycom. Mr. Leav is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The summary of the terms of Mr. Leav’s employment offer letter is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Resignation of Interim Chief Executive Officer

On December 3, 2013, Polycom also announced that Kevin Parker resigned his position as Interim Chief Executive Officer of Polycom, effective December 2, 2013. Mr. Parker will continue to serve as Chairman of the Board of Polycom.

On November 30, 2013, the Board approved the following compensation arrangements for Mr. Parker:

•	a bonus of $155,877 for his Interim CEO service, to be paid in December 2013;

•	an additional director retainer of $10,000 per month (in addition to the standard Board and Chairman compensation) for the period December 2013 through May 2014 in recognition of the additional services that Mr. Parker will be providing in furtherance of a successful transition of the CEO position and executive leadership of the Company to Mr. Leav; and

•	the vesting (as of the date of his employment termination) of a total of 10,967 shares of Polycom’s common stock (“Shares”) covered by Mr. Parker’s RSU award for 98,700 Shares dated July 23, 2013, with the remaining 87,733 Shares subject thereto and all 98,700 Shares under his performance share award dated July 23, 2013, being forfeited as of the date of employment termination and never vesting.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2013, the Board approved an amendment to Section 3.2 of Polycom’s Bylaws to increase the size of the Board from seven (7) to eight (8) members, effective December 2, 2013. A copy of the Amended and Restated Bylaws of Polycom is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On December 3, 2013, Peter Leav issued a Letter to Shareholders, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Polycom, Inc.

10.1	Offer Letter with Peter Leav, dated November 20, 2013

99.1	Press Release, dated December 3, 2013, entitled “Peter A. Leav Named President and CEO of Polycom”

99.2	Letter to Shareholders, dated December 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: December 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Polycom, Inc.

10.1	Offer Letter with Peter Leav, dated November 20, 2013

99.1	Press Release, dated December 3, 2013, entitled “Peter A. Leav Named President and CEO of Polycom”

99.2	Letter to Shareholders, dated December 3, 2013

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